Exhibit 23.1

Consent of Deloitte & Touche LLP, Independent Registered Public Accounting Firm

We consent to the incorporation by reference in these Post-Effective Amendments No. 1 to Registration Statement Nos. 333-236524, 333-233105, 333-229772, 333-223045, 333-216002, 333-212933, 333-209951, 333-206512, and 333-206434 on Form S-8 of our reports dated February 19, 2020, relating to the financial statements of Zillow Group, Inc. (the “Company”), and the effectiveness of the Company’s internal control over financial reporting, appearing in the Annual Report on Form 10-K of the Company for the year ended December 31, 2019.

/s/ DELOITTE & TOUCHE LLP

Seattle, Washington
August 6, 2020